EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

CAPITOL BANCORP REPORTS FIRST QUARTER RESULTS

LANSING, Mich.: May 3, 2012:  A net loss of $7.9 million, or ($0.19) per share, was reported for the first quarter of 2012, compared to a net loss of $16.6 million, or ($0.52) per share, exclusive of a one-time gain related to an exchange of trust preferred securities, for the corresponding period in 2011 and a net loss of $6.5 million, or ($0.16) per share in the fourth quarter of 2011.  The following contributed to the operating results for the first quarter, and were the key factors that favorably impacted performance.

➢	After removing the impact of bank divestitures:

•  The provision for loan losses decreased 90 percent from the same quarter of 2011.
•  Employee compensation and benefits expense decreased 13 percent from the same period in 2011.
•  Total operating expenses declined nearly 24 percent year-over-year.
•  On a linked-quarter basis, comparable positive trends were reflected in the provision for loan losses (down nearly 69 percent) and total operating expenses (down 7 percent).

Consolidated assets declined nearly 36 percent to approximately $2.1 billion at March 31, 2012 from the nearly $3.2 billion reported at March 31, 2011, and nearly 7 percent on a linked-quarter basis from $2.2 billion reported at December 31, 2011, as a result of bank divestitures and ongoing balance sheet deleveraging strategies.  Eliminating the effect of bank divestitures, total portfolio loans decreased 21 percent to about $1.6 billion at March 31, 2012, from nearly $2.0 billion reported at March 31, 2011.  Despite this decline, a continued focus on higher levels of corporate-wide liquidity and early signs of economic improvement in certain markets has enabled the Corporation to prudently manage its earning-assets profile and stabilize its net interest margin at or around 3.0 percent over recent quarters.  Deposits reflected a 16 percent decline to $1.9 billion at March 31, 2012 from the nearly $2.3 billion reported at March 31, 2011; however, the Corporation’s consistent focus on core funding sources resulted in an ongoing favorable improvement in deposit mix as noninterest-bearing deposits were in excess of 19 percent of total deposits at March 31, 2012, compared to 17 percent at March 31, 2011.

Capitol’s Chairman and CEO Joseph D. Reid said, “Our focus continues to be on deleveraging the consolidated balance sheet, while also efficiently managing risk and improving liquidity.  We believe that these efforts, in addition to the bank divestitures and regional consolidations that have occurred over the past few years, will address the challenges that we continue to face in multiple markets in which our network of affiliate banks operate and help the Corporation return to fundamental performance over time.”

“Although current levels of nonperforming assets remain elevated and continue to require significant capital and managerial resources, we are encouraged by positive trends in asset quality and operating performance.  These positive trends, as well as the significant steps taken by Capitol and its affiliate banks to prudently manage and de-risk the loan portfolio, are evidenced by the following improvements: seven consecutive quarters of reductions in nonperforming assets since their peak in June 2010, declines in provisions for loan losses and other real estate owned-related expenses for nine quarters since their highest level in December 2009 and three consecutive quarters of net recoveries on the sale of foreclosed properties.  Additionally, the provision for loan losses has decreased dramatically as a result of healthy reserves built up by the affiliate banks during the economic downturn, which will serve as continued support during the remainder of the economic cycle.”

“Another quarter of active management and resolution-oriented focus resulted in net loan charge-offs of approximately $7.1 million for the first quarter of 2012, a decrease from $23.8 million for the corresponding period of 2011 and nearly $13.9 million linked-quarter,” added Mr. Reid.  “In addition, for the first quarter of 2012, (excluding the effect of affiliate divestitures), total nonperforming loans have declined 11 percent and total nonperforming assets have fallen 6 percent.  This continued decline is encouraging and we perceive these trendlines as an indication of continued improving fundamentals.”

Quarterly Performance
In the first quarter of 2012, consolidated net operating revenues from continuing operations decreased to $19.2 million from nearly $39.3 million for the corresponding period of 2011, which included a one-time gain of approximately $16.9 million related to an exchange of trust preferred securities.  The net interest margin for the three months ended March 31, 2012 was 3.12 percent, fairly consistent with the 3.15 percent reported for the same period in 2011, but a slight increase from the 2.90 percent reported for the previous quarter.  Cash and cash equivalents were $380 million, or 18 percent of consolidated total assets, at March 31, 2012.  Capitol continues to focus on liquidity to manage its balance sheet in the face of ongoing economic and other constraints, despite the negative short-term effect on net interest income and other traditional noninterest fee revenue.  Other noninterest income from continuing operations totaled nearly $3.7 million, compared to nearly $21.1 million in the comparable 2011 period, fueled in large part by the aforementioned gain on exchange of trust preferred securities.  Core noninterest revenue components, which consist primarily of trust and mortgage fees and SBA premiums, declined modestly, partially attributable to Capitol’s divestiture activities, while service charges on deposit accounts remained relatively static during the first quarter of 2012.

The Corporation continues to reduce operating expenses.  Total noninterest expenses decreased in the recent quarter to approximately $27.1 million compared to nearly $35.6 million for the three months ended March 31, 2011, after eliminating the impact of bank divestitures.  Costs associated with foreclosed properties and other real estate owned decreased to $5.1 million in the first quarter of 2012, reflecting Capitol’s continued efforts to work through problem asset resolution, compared to nearly $7.5 million in the year ago period, and $5.6 million reported for the previous quarter.  FDIC insurance premiums and other regulatory fees decreased from nearly $2.9 million in 2011’s first quarter to approximately $1.8 million in the most recent three-month period.  Combined, these two expense areas totaled nearly $7.0 million in the most recent quarter, a decrease from the combined approximate $10.4 million level during the corresponding period of 2011.  Further, on a core, controllable-expense basis, year-over-year compensation costs declined more than 13 percent, from $13.0 million in the 2011 period to $11.3 million in 2012’s first quarter.

The first quarter 2012 provision for loan losses decreased dramatically to $1.3 million from $13.4 million for the corresponding period of 2011, and the approximate $4.3 million on a linked-quarter basis, after the impact of bank divestitures.  During the first quarter of 2012, net loan charge-offs totaled nearly $7.1 million, a significant decrease from 2011’s corresponding level of $23.8 million and the linked-quarter level of approximately $13.9 million, as the Corporation continues to aggressively manage its exposure to nonperforming loans.

Continued legacy costs associated with problem asset resolution system-wide were a major reason for the core net operating loss in the most recent three-month period.  However, Capitol is encouraged that aggregate levels of nonperforming loans reflected notable declines in the first quarter when compared to year-end as follows: Arizona (down 1.0 percent), Michigan (down 17.5 percent) and Nevada (down 10.2 percent).

Balance Sheet
Divestiture efforts and ongoing balance sheet deleveraging are focused on strengthening consolidated capital ratios, although the Corporation continues to be classified as “undercapitalized.”  The challenges, and multiple efforts to address this capital-restoration priority, remain ongoing.  As of March 31, 2012, Capitol had a $204.9 million valuation allowance related to deferred tax assets, which may be released upon a sustained return to profitability.  In July 2011, Capitol announced that it had adopted a Tax Benefits Preservation Plan designed to preserve substantial tax assets.  This plan is similar to tax benefit preservation plans adopted by other public companies with significant tax attributes.  The purpose of the plan is to protect Capitol’s ability to carry forward its net operating losses and certain other tax attributes for utilization in certain circumstances to offset future taxable income and reduce its federal income tax liability.

Net loan charge-offs of 1.74 percent of average loans (annualized) for the first quarter of 2012 represented a notable decrease from the 4.62 percent in the corresponding period of 2011 (excluding discontinued operations) and 3.24 percent on a linked-quarter basis.  Recent activity reflected some encouragement in the trend of a declining level of nonperforming loans in the Arizona Region (a $5.6 million decline from the amount reported at March 31, 2011), the Great Lakes Region (a $40.0 million decline from the amount reported at March 31, 2011, exclusive of discontinued operations) and the Nevada Region (a $23.6 million decline from the amount reported at March 31, 2011).  The consolidated coverage ratio of the allowance for loan losses in relation to nonperforming loans was 43.74 percent at March 31, 2012, fairly consistent with levels reported in recent quarters.  The allowance for loan losses as a percentage of portfolio loans also remained relatively constant with recent periods at 5.52 percent, compared to 5.56 percent linked-quarter, and 5.58 percent for the same period of 2011.

Comprehensive Capital Strategy
In December 2010, Capitol announced a comprehensive capital strategy focused on the enhancement of the Corporation’s capital levels.  Those initiatives are designed to augment existing strategic efforts focused on affiliate divestitures, operational cost savings, balance-sheet deleveraging and liquidity.  The Corporation successfully completed the first of these capital initiatives, an exchange of outstanding trust preferred securities for previously-unissued shares of its common stock.  On January 31, 2011, this exchange resulted in an additional $19.5 million of equity for Capitol, the issuance of approximately 19.5 million previously-unissued shares of its common stock and the elimination of approximately $2.4 million of annual interest expense in future periods.  Additional prospective debt-for-equity exchanges are being assessed, as well as potential external capital sources the Corporation continues to pursue.

Affiliate Bank Divestitures
Capitol previously announced plans to sell its controlling interests in several affiliate banks.  In late January, Capitol completed the sale of Colorado-based Mountain View Bank of Commerce, marking the Corporation’s exit from the state of Colorado.

Capitol has also entered into agreements to sell its interests in three additional affiliates in various regions of the country.  Those transactions, pending regulatory approvals (and other contingencies), represent nearly $205 million of assets.  The three pending divestitures are anticipated to be completed in 2012.

About Capitol Bancorp Limited
Capitol Bancorp Limited (OTCQB: CBCR), which was founded in 1988, is a community banking company that has a network of separately chartered banks in ten states and executive offices in Lansing, Michigan.

CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per-share data)

	Three Months Ended			Year Ended
	March 31			December 31
	2012	2011		2011	2010

Condensed consolidated results of operations:
Interest income	$22,994	$28,359		$103,793	$128,828
Interest expense	7,423	10,141		36,568	57,063
Net interest income	15,571	18,218		67,225	71,765
Provision for loan losses	1,326	13,429		41,362	148,275
Noninterest income	3,655	21,060		41,743	22,462
Noninterest expense	27,097	35,597		128,618	217,681
Loss from continuing operations before income
taxes	(9,197)	(9,748)		(61,012)	(271,729)
Income from discontinued operations	149	4,748		5,948	10,111

Net income (loss) attributable to Capitol Bancorp Limited	$(7,912)	$289		$(45,427)	$(225,215)

Net income (loss) attributable to Capitol Bancorp Limited
per common share	$(0.19)	$0.01		$(1.17)	$(11.16)
Book value (deficit) per common share at end of period	(2.95)	(1.50)		(2.76)	(3.10)
Common stock closing price at end of period	$0.34	$0.21		$0.09	$0.52
Common shares outstanding at end of period	41,039,000	41,123,000		41,040,000	21,615,000
Number of common shares used to compute net income
(loss) per share:
Basic	41,020,000	32,164,000		38,817,000	20,186,000
Diluted	41,020,000	32,875,000		38,817,000	20,186,000

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2012	2011	2011	2011	2011
Condensed summary of consolidated financial position:
Total assets	$2,058,739	$2,205,265	$2,468,957	$2,945,859	$3,196,962
Portfolio loans(1)	1,572,119	1,664,209	1,758,933	1,879,686	1,996,768
Deposits(1)	1,931,362	2,009,847	2,111,418	2,208,417	2,299,503
Capitol Bancorp Limited stockholders' equity (deficit)	(115,976)	(108,084)	(95,831)	(72,421)	(56,425)
Total capital	$27,931	$40,509	$55,622	$90,157	$110,090

Key performance ratios:
Net interest margin	3.12%	2.90%	2.97%	2.99%	3.15%
Efficiency ratio	140.94%	113.16%	138.91%	139.60%	87.58%

Asset quality ratios:
Allowance for loan losses / portfolio loans	5.52%	5.56%	5.72%	5.60%	5.58%
Total nonperforming loans / portfolio loans	12.62%	13.45%	13.73%	13.23%	11.86%
Total nonperforming assets / total assets	14.79%	14.72%	14.23%	12.65%	12.58%
Net charge-offs (annualized) / average portfolio loans	1.74%	3.24%	5.61%	3.32%	3.78%
Allowance for loan losses / nonperforming loans	43.74%	41.33%	41.70%	42.29%	47.02%

Capital ratios:
Capitol Bancorp Limited stockholders' equity (deficit) / total assets	(5.63)%	(4.90)%	(3.88)%	(2.46)%	(1.76)%
Total equity / total assets	(5.89)%	(4.93)%	(3.79)%	(2.00)%	(1.22)%

(1) Amounts as previously reported have been adjusted to exclude amounts related to discontinued operations.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements include expressions such as "expect," "intend," "believe," "estimate," "may," "will," "anticipate" and "should"
and similar expressions also identify forward-looking statements which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's consolidated results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per-share data)

	Three Months Ended March 31
	2012	2011
INTEREST INCOME:
Portfolio loans (including fees)	$22,596	$27,908
Loans held for sale	15	23
Taxable investment securities	71	50
Other	312	378
Total interest income	22,994	28,359

INTEREST EXPENSE:
Deposits	4,298	7,084
Debt obligations and other	3,125	3,057
Total interest expense	7,423	10,141

Net interest income	15,571	18,218

PROVISION FOR LOAN LOSSES	1,326	13,429
Net interest income after provision
for loan losses	14,245	4,789

NONINTEREST INCOME:
Service charges on deposit accounts	816	792
Trust and wealth-management revenue	723	944
Fees from origination of non-portfolio residential
mortgage loans	243	232
Gain on sale of government-guaranteed loans	219	451
Gain on debt extinguishment		16,861
Other	1,654	1,780
Total noninterest income	3,655	21,060

NONINTEREST EXPENSE:
Salaries and employee benefits	11,333	13,042
Occupancy	2,681	2,937
Equipment rent, depreciation and maintenance	1,497	1,967
Costs associated with foreclosed properties and other
real estate owned	5,148	7,458
FDIC insurance premiums and other regulatory fees	1,790	2,897
Other	4,648	7,296
Total noninterest expense	27,097	35,597

Loss before income tax benefit	(9,197)	(9,748)

Income tax benefit	(117)	(2,226)

Loss from continuing operations	(9,080)	(7,522)

Discontinued operations:
Income from operations of bank subsidiaries sold	77	1,959
Gain on sale of bank subsidiaries	126	4,368
Less income tax expense	54	1,579
Income from discontinued operations	149	4,748

NET LOSS	(8,931)	(2,774)

Net losses attributable to noncontrolling interests in
consolidated subsidiaries	1,019	3,063

NET INCOME (LOSS) ATTRIBUTABLE TO
CAPITOL BANCORP LIMITED	$(7,912)	$289

NET INCOME (LOSS) PER COMMON SHARE
ATTRIBUTABLE TO CAPITOL BANCORP
LIMITED (basic and diluted)	$(0.19)	$0.01

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share and per-share data)

	(Unaudited)
	March 31,	December 31,
	2012	2011
ASSETS

Cash and due from banks	$58,714	$43,613
Money market and interest-bearing deposits	321,332	343,611
Cash and cash equivalents	380,046	387,224
Loans held for sale	814	2,936
Investment securities:
Available for sale, carried at fair value	23,089	25,082
Held for long-term investment, carried at
amortized cost which approximates fair value	2,722	2,737
Total investment securities	25,811	27,819
Federal Home Loan Bank and Federal Reserve
Bank stock (carried on the basis of cost)	13,401	13,514
Portfolio loans:
Loans secured by real estate:
Commercial	935,932	973,045
Residential (including multi-family)	340,656	363,802
Construction, land development and other land	102,824	117,736
Total loans secured by real estate	1,379,412	1,454,583
Commercial and other business-purpose loans	176,825	192,851
Consumer	12,979	13,813
Other	2,903	2,962
Total portfolio loans	1,572,119	1,664,209
Less allowance for loan losses	(86,799)	(92,529)
Net portfolio loans	1,485,320	1,571,680
Premises and equipment	27,364	27,420
Accrued interest income	5,232	5,507
Other real estate owned	105,966	100,463
Other assets	14,785	17,037
Assets of discontinued operations	--	51,665

TOTAL ASSETS	$2,058,739	$2,205,265

LIABILITIES AND EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$369,320	$348,817
Interest-bearing	1,562,042	1,661,030
Total deposits	1,931,362	2,009,847
Debt obligations:
Notes payable and short-term borrowings	50,067	60,178
Subordinated debentures	149,181	149,156
Total debt obligations	199,248	209,334
Accrued interest on deposits and other liabilities	49,379	50,593
Liabilities of discontinued operations	--	44,138
Total liabilities	2,179,989	2,313,912

EQUITY:
Capitol Bancorp Limited stockholders' equity:
Preferred stock (Series A), 700,000 shares authorized
($100 liquidation preference per share); 50,980 shares
issued and outstanding	5,098	5,098
Preferred stock (for potential future issuance),
19,300,000 shares authorized; none issued and outstanding	--	--
Common stock, no par value, 1,500,000,000 shares authorized;
issued and outstanding: 2012 - 41,038,908 shares
2011 - 41,039,767 shares	292,163	292,135
Retained-earnings deficit	(412,758)	(404,846)
Undistributed common stock held by employee-benefit trust	(541)	(541)
Accumulated other comprehensive income	62	70
Total Capitol Bancorp Limited stockholders' equity deficit	(115,976)	(108,084)
Noncontrolling interests in consolidated subsidiaries	(5,274)	(563)
Total equity deficit	(121,250)	(108,647)

TOTAL LIABILITIES AND EQUITY	$2,058,739	$2,205,265

CAPITOL BANCORP LIMITED
Allowance for Loan Losses Activity

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Three Months Ended March 31
	2012	2011(1)

Allowance for loan losses at beginning of period	$92,529	$130,062

Allowance for loan losses of previously-discontinued bank subsidiary	--	2,380

Loans charged-off:
Loans secured by real estate:
Commercial	(5,992)	(8,599)
Residential (including multi-family)	(4,708)	(7,265)
Construction, land development and other land	(2,227)	(8,225)
Total loans secured by real estate	(12,927)	(24,089)
Commercial and other business-purpose loans	(1,801)	(5,303)
Consumer	(295)	(223)
Total charge-offs	(15,023)	(29,615)
Recoveries:
Loans secured by real estate:
Commercial	2,515	995
Residential (including multi-family)	3,207	981
Construction, land development and other land	773	3,008
Total loans secured by real estate	6,495	4,984
Commercial and other business-purpose loans	1,402	776
Consumer	63	38
Other	7	1
Total recoveries	7,967	5,799
Net charge-offs	(7,056)	(23,816)
Additions to allowance charged to expense (provision for loan losses)	1,326	13,429

Allowance for loan losses at end of period	$86,799	$122,055

Average total portfolio loans for the period	$1,622,847	$2,064,028

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	1.74%	4.62%

(1)	For comparative purposes, original balances as previously reported have been adjusted to exclude amounts related to discontinued operations.

CAPITOL BANCORP LIMITED
Asset Quality Data

ASSET QUALITY (in thousands):

	March 31, 2012	December 31, 2011

Nonaccrual loans:
Loans secured by real estate:
Commercial	$115,735	$122,481
Residential (including multi-family)	41,081	47,728
Construction, land development and other land	24,026	31,297
Total loans secured by real estate	180,842	201,506
Commercial and other business-purpose loans	15,064	18,002
Consumer	182	124
Total nonaccrual loans	196,088	219,632

Past due (>90 days) loans and accruing interest:
Loans secured by real estate:
Commercial	696	3,778
Residential (including multi-family)	1,089	259
Construction, land development and other land	312	--
Total loans secured by real estate	2,097	4,037
Commercial and other business-purpose loans	233	148
Consumer	17	38
Total past due loans	2,347	4,223

Total nonperforming loans	$198,435	$223,855

Real estate owned and other repossessed assets	106,031	100,727

Total nonperforming assets	$304,466	$324,582

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Three Months Ended March 31
	2012	2011

Numerator—net income (loss) attributable to Capitol Bancorp Limited for the period	$(7,912)	$289

Denominator:
Weighted average number of common shares outstanding, excluding unvested restricted shares of common stock (denominator for basic earnings per share)	41,020	32,164

Effect of dilutive securities:
Unvested restricted shares of common stock	--	711

Denominator for diluted earnings per share—
Weighted average number of common shares and potential dilution	41,020	32,875

Number of antidilutive stock options excluded from diluted net loss per share computation	2,057	1,716

Number of antidilutive unvested restricted shares excluded from basic and diluted net loss per share computation	18	30

Number of antidilutive warrants excluded from diluted net loss per share computation	1,325	1,325

Net income (loss) per common share attributable to Capitol Bancorp Limited:
From continuing operations	$(0.19)	$(0.13)
From discontinued operations	--	0.14

Total net income (loss) per common share attributable to Capitol Bancorp Limited	$(0.19)	$0.01

AVERAGE BALANCES (in thousands):

	Three Months Ended March 31
	2012	2011

Portfolio loans(1)	$1,622,847	$2,064,028
Earning assets(1)	1,995,266	2,463,559
Total assets	2,118,038	3,341,631
Deposits(1)	1,967,757	2,340,081
Capitol Bancorp Limited stockholders' equity (deficit)	(111,824)	(55,091)

(1)	Amounts as previously reported have been adjusted to exclude amounts related to discontinued operations.

Capitol Bancorp’s National Network of Community Banks

Arizona Region:
Central Arizona Bank	Scottsdale, Arizona
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona

Great Lakes Region:
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Capitol National Bank	Lansing, Michigan
Indiana Community Bank	Goshen, Indiana
Michigan Commerce Bank	Ann Arbor, Michigan

Midwest Region:
Summit Bank of Kansas City	Lee’s Summit, Missouri

Nevada Region:
1st Commerce Bank	North Las Vegas, Nevada
Bank of Las Vegas	Las Vegas, Nevada

Northwest Region:
High Desert Bank	Bend, Oregon

Southeast Region:
First Carolina State Bank	Rocky Mount, North Carolina
Pisgah Community Bank	Asheville, North Carolina
Sunrise Bank	Valdosta, Georgia